As filed with the Securities and Exchange Commission on August 5, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SKULLCANDY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-2362196
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1441 West Ute Boulevard, Suite 250

Park City, Utah 84098

(Address of Principal Executive Offices including Zip Code)

Amended and Restated Skullcandy, Inc. 2011 Incentive Award Plan

(Full Title of the Plan)

Patrick Grosso

Vice President, Strategic Initiatives and Corporate Affairs,

Chief Legal Officer and Corporate Secretary

Skullcandy, Inc.

1441 West Ute Boulevard, Suite 250

Park City, Utah 84098

(435) 940-1545

Copy To: B. Shayne Kennedy Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 (714) 540-1235

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $0.0001 par value per share:	2,500,000	$6.83	$17,075,000.00	$2,200.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated Skullcandy, Inc. 2011 Incentive Award Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated in accordance with Rule 457(h) and (c) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low selling price per share of common stock, as reported on NASDAQ on July 31, 2014.

INTRODUCTION

On May 14, 2014, the stockholders of the Registrant approved an amendment to the Amended and Restated Skullcandy, Inc. 2011 Incentive Award Plan (the “Plan”) increasing the number of authorized shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that may become issuable under the Plan by 2,500,000 shares. The Registrant is filing this registration statement on Form S-8 (this “Registration Statement”) to register such additional shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Registrant has previously registered 2,352,000 shares of Common Stock issuable under the Plan on a Form S-8 (File No. 333-175734) filed with the Commission on July 22, 2011 (the “Prior Registration Statement”). Under this Registration Statement, the Registrant is registering an additional 2,500,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

Experts

The consolidated financial statements of Skullcandy, Inc. included in Skullcandy’s Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Skullcandy Inc.’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Skullcandy Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing

Item 8.	Exhibits

See Exhibit Index attached to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on this 5th day of August, 2014.

SKULLCANDY, INC.

By:	/s/ Patrick Grosso
Patrick Grosso
Vice President, Strategic Affairs and Corporate Initiatives, Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Patrick Grosso and Jason Hodell with full power of substitution and full power to act as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title

/s/ S. Hoby Darling	President, Chief Executive Officer and Director
S. Hoby Darling

/s/ Jason Hodell	Chief Financial Officer
Jason Hodell	(Principal Accounting and Financial Officer)

/s/ Doug Collier	Chairman of the Board
Doug Collier

/s/ Rick Alden	Director
Rick Alden

/s/ Jay Brown	Director
Jay Brown

/s/ Jeff Kearl	Director
Jeff Kearl

/s/ Scott Olivet	Director
Scott Olivet

/s/ Heidi O’Neill	Director
Heidi O’Neill

/s/ Greg Warnock	Director
Greg Warnock

INDEX TO EXHIBITS

Exhibit No.	Description of Document

4.1	Form of stock certificate (incorporated by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1, No. 333-171923, filed on July 6, 2011).

5.1+	Opinion of Patrick Grosso, Vice President, Strategic Affairs and Corporate Initiatives, Chief Legal Officer and Corporate Secretary.

23.1+	Consent of Patrick Grosso (included in Exhibit 5.1).

23.2+	Consent of Independent Registered Public Accounting Firm.

24+	Power of Attorney (included with the signature page to this Registration Statement).

99.1	Amended and Restated Skullcandy, Inc. 2011 Incentive Award Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on April 30, 2012).

99.2	Amendment to Amended and Restated Skullcandy, Inc. 2011 Incentive Award Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on April 2, 2014).

+	Filed herewith